Exhibit 32.2

Certification

Pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002, David E. Hooston hereby certifies as follows:

1.	He is the duly appointed Chief Financial Officer of Placer Sierra Bancshares, a California corporation (the Company”).

2.	Based on his knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and to which this Certification is attached as Exhibit 32.1 (the Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d), of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set his hand hereto as of this 24th day of February, 2006.

/s/ David E. Hooston
David E. Hooston
Chief Financial Officer